UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2019 (May 8, 2019)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12120 Sunset Hills Road, Suite 330, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	INAP	Nasdaq Global Market

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 8, 2019, Internap Corporation (the “Company”) entered into the Sixth Amendment to Credit Agreement among the Company, the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent (the “Sixth Amendment”). The Sixth Amendment (i) adjusts the applicable interest rates under the Company’s Credit Agreement, dated as of April 6, 2017 (as amended, the “Credit Agreement”), (ii) modifies the maximum Total Net Leverage Ratio requirements and the minimum Consolidated Interest Coverage Ratio requirements and (iii) modifies certain other covenants.

Pursuant to the Sixth Amendment, the applicable margin for adjusted base rate terms loans shall be increased from 4.75% per annum to 5.25% per annum and for Eurodollar term loans shall be increased from 5.75% per annum to 6.25% per annum, with such interest payable in cash, and in addition such term loans shall bear interest payable in kind at the rate of 0.75% per annum.

The maximum Total Net Leverage Ratio (as defined in the Credit Agreement) levels are amended to be as follows:

Test Period End Date	Total Net Leverage Ratio
6/30/19	6.80:1.00
9/30/19	6.90:1.00
12/31/19	6.90:1.00
3/31/20	6.75:1.00
6/30/20	6.25:1.00
9/30/20	6.00:1.00
12/31/20	5.75:1.00
3/31/21	5.50:1.00
6/30/21	5.00:1.00
9/30/21	4.50:1.00
9/30/21 and thereafter	4.50:1.00

The minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) levels are amended to be as follows:

Test Period End Date	Consolidated Interest Coverage Ratio
6/30/19	1.75:1.00
9/30/19	1.70:1.00
12/31/19	1.70:1.00
3/31/20	1.70:1.00
6/30/20	1.80:1.00
9/30/20	1.85:1.00
12/31/20	2.00:1.00
3/31/21	2.00:1.00
6/30/21	2.00:1.00
9/30/21 and thereafter	2.00:1.00

The Sixth Amendment also makes the following modifications:

●	An additional basket of $500,000 for capital lease obligations has been established.

●	The maximum amount of permitted asset dispositions has been decreased from $150,000,000 to $50,000,000.

●
The amount of net cash proceeds from asset sales that may be reinvested is limited to $2,500,000 in any fiscal year of the Company, with net cash proceeds that are not so reinvested used to prepay loans under the Credit Agreement.

●	The restricted payment basket has been decreased from $5,000,000 to $1,000,000.

The foregoing description of the Sixth Amendment is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Sixth Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement, dated as of May 8, 2019, among Internap Corporation, the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: May 9, 2019	By:	/s/ Richard P. Diegnan
Richard P. Diegnan
EVP and General Counsel